Exhibit 4.4

EXECUTION COPY

SHARE SUBSCRIPTION AGREEMENT

by and among

A-MAX TECHNOLOGY LIMITED,

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.,

GAP-W INTERNATIONAL, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC,

GAPSTAR, LLC,

GAPCO GMBH & CO. KG

and

THE PERSONS NAMED ON THE SIGNATURE PAGES HERETO

Dated: May 27, 2005

Table of Contents

		Page
ARTICLE I	DEFINITIONS.............................................................................................................................................................	2

ARTICLE II	PURCHASE AND SALE OF PREFERRED SHARES..............................................................................................	6

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS...	7

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................................................................	7

ARTICLE V	CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE......................................................	7

ARTICLE VI	CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE............................................................	12

ARTICLE VII	INDEMNIFICATION.................................................................................................................................................	13

ARTICLE VIII	AFFIRMATIVE COVENANTS.................................................................................................................................	15

ARTICLE IX	TERMINATION OF AGREEMENT.........................................................................................................................	19

ARTICLE X	MISCELLANEOUS...................................................................................................................................................	20

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EXHIBITS

A	Bye-law 79 of the Amended Bye-Laws
B	Form of Registration Rights Agreement
C	Form of Shareholders Agreement
D	Form of Bermuda Legal Opinion
E	Disclosure Schedule
F	Form of Sellers Agreement
G(1)	Form of Proprietary Invention Assignment Agreement without Non-compete Provisions
G(2)	Form of Proprietary Invention Assignment Agreement with Non-compete Provisions

SCHEDULES

1	Particulars of the Company and Subsidiaries
2.1	Subscribed Shares and Subscription Price
3	Collective Warranties
4	Purchaser Warranties
5	Selling Shareholders (Record Owners and Beneficial Owners)

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SHARE SUBSCRIPTION AGREEMENT

SHARE SUBSCRIPTION AGREEMENT, dated May 27, 2005 (this “Agreement”), among A-Max Technology Limited, a company organized and existing under the laws of Bermuda (the “Company”), General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership (“GAP LP”), GAP-W International, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestment III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestment IV”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment” and, collectively with GAP LP, GAP-W, GAP Coinvestment III, GAP Coinvestment IV and GapStar, the “Purchasers”) and the Persons listed on Schedule 5 hereto (each, a “Selling Shareholder”, and collectively the “Selling Shareholders”).

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers the aggregate number of shares, par value US$0.00002 per share, of Series A Convertible Participating Redeemable Preferred Shares of the Company (the “Series A Preferred Shares”) set forth opposite the name of such Purchaser on Schedule 2.1 hereto for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule 2.1 hereto;

WHEREAS, on a date on or prior to the date thirty (30) days after the Closing Date, or such later date as may be mutually acceptable to the parties to this Agreement, the Company may issue and sell to the Additional Purchasers pursuant to the Additional Placement up to an aggregate of 70,745,283 shares of Series B Convertible Participating Redeemable Preferred Shares to be hereinafter created with rights and preferences reasonably acceptable to the Purchasers (the “Series B Preferred Shares”) at a price per share equal to the Repurchase Price Per Share (as defined below);

WHEREAS, each Series A Preferred Share (as defined below) is convertible (subject to adjustment) into one Ordinary Share, par value US$0.00002 per share, of the Company (the “Ordinary Shares”); and

WHEREAS, the Selling Shareholders intend to sell to the Company, and the Company intends to purchase from the Selling Shareholders, up to an aggregate of 70,745,283 Ordinary Shares, subject to the terms and conditions of the Sellers Agreement (as defined below) and this Agreement, and in order to induce the Purchasers to subscribe for the Series A Preferred Shares, recognizing that the portion of the Total Placement Amount (as defined below) in excess of US$60.0 million shall be used by the Company to consummate the Sellers Agreement, each of the Selling Shareholders hereby agrees to become a party to this Agreement for the purpose of providing the Purchasers with certain representations, warranties and indemnities contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Additional Placement” means the additional placement by the Company to one or more Additional Purchasers, on terms and conditions approved by the Purchasers, of up to an aggregate of 70,745,283 Series B Preferred Shares, to be purchased on a date not later than thirty (30) days after the Closing Date (or such later date as may be mutually acceptable to the Company and the Purchasers) pursuant to a share subscription agreement substantially in the form of this Agreement, at a price per share equal to the price per share paid by the Purchasers for the Series A Preferred Shares hereunder.

“Additional Placement Amount” has the meaning set forth in Section 2.3 of this Agreement.

“Additional Purchasers” means one or more “accredited investors” (as defined in Rule 501 under the Securities Act) selected by the Company, and reasonably acceptable to the Purchasers, to subscribe for Series B Preferred Shares pursuant to the Additional Placement.

“Affiliate” shall mean with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Person specified.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Amended Bye-laws” means the Amended Bye-laws, in a form acceptable to the Purchasers, to be adopted by the Company on or before the Closing Date and containing the terms of the Series A Preferred Shares set forth in Exhibit A hereto as Bye-law 79 of the Amended Bye-laws.

“Basket Amount” has the meaning set forth in Section 7.4 of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, Bermuda, Hong Kong and the PRC are authorized or required by law or executive order to close.

“Charter Documents” means the Memorandum of Association and the Amended Bye-Laws of the Company in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement. The particulars of the Company are set forth in Part A of Schedule 1.

“Condition of the Group” means the assets, business, prospects, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Securities” has the meaning set forth in Schedule 3 of this Agreement.

“Exchange Act” has the meaning set forth in Section 8.12 of this Agreement.

“GA LLC” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestment III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestment IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GAP-W” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means the Company and its Subsidiaries.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnified Party” has the meaning set forth in Section 7.1 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 7.1 of this Agreement.

“Losses” has the meaning set forth in Section 7.1 of this Agreement.

“Orders” has the meaning set forth in Section 12(b) of Schedule 3 of this Agreement.

“Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“PRC” means the People’s Republic of China, excluding Hong Kong, Taiwan and Macau.

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

“Repurchase Price Per Share” has the meaning set forth in Section 2.3 of this Agreement.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Sellers Agreement” means the Share Purchase Agreement to be entered into among the Company and the Selling Shareholders, in the form attached hereto as Exhibit F.

“Selling Shareholders” has the meaning set forth in the recitals to this Agreement.

“Series A Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Series B Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Share Option Plan” has the meaning set forth in Section 8.14 of this Agreement.

“Share Repurchase” has the meaning set forth in Section 2.3 of this Agreement.

“Shareholders Agreement” means the Shareholders Agreement substantially in the form attached hereto as Exhibit C.

“Subscribed Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, a corporation or other Person of which at least 50% of the voting power of the outstanding voting equity securities or at least 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person and (b) with respect to the Company (i) any other Person of which actual or de facto control is held, directly or indirectly, by the Company and (ii) shall include Techniques International Limited, A-Max Technology Co., Ltd., A-Max Technology GmbH and Shenzhen Zhongyuyuan-Digital Science and Technology Company Limited

( ). Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. The particulars of each Subsidiary are set forth in Part B of Schedule 1.

“Third Anniversary Date” has the meaning set forth in Section 8.12 of this Agreement.

“Total Placement Amount” has the meaning set forth in Section 2.3 of this Agreement.

“Transaction Documents” means, collectively, this Agreement, the Shareholders Agreement, the Sellers Agreement, the Charter Documents and the Registration Rights Agreement.

“US$” means United States dollars.

“Zhaoqing A-Max China” means A-Max Technology (China) Ltd., a former subsidiary of A-Max Hong Kong that was sold to Botany Investment Limited.

ARTICLE II

PURCHASE AND SALE OF SERIES A PREFERRED SHARES

2.1 Purchase and Sale of Series A Preferred Shares. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and jointly, agrees to subscribe from the Company, on the Closing Date the aggregate number of Series A Preferred Shares set forth opposite such Purchaser’s name on Schedule 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule 2.1 hereto (all of the Series A Preferred Shares being purchased pursuant hereto being referred to herein as the “Subscribed Shares”).

2.2 Amended Bye-Laws. The Subscribed Shares shall have the preferences and rights set forth in the Amended Bye-Laws.

2.3 Use of Proceeds. From the proceeds of the sale of the Subscribed Shares and the Additional Placement (the “Total Placement Amount”), (i) the Company shall use an aggregate of US$60 million for working capital needs and (ii) the Company shall use an aggregate of the proceeds received by the Company in the Total Placement Amount in excess of US$60 million (the “Additional Placement Amount”) to purchase, at a price per share equal to US$0.424056541 (subject to anti-dilution adjustment for share subdivisions, share consolidations and recapitalizations after the date hereof, but on or prior to the closing of the Additional Placement) (the “Repurchase Price Per Share”), an aggregate of such number of Ordinary Shares equal to the quotient of (a) the Additional Placement Amount divided by (b) the Repurchase Price Per Share pursuant to the Sellers Agreement (the “Share Repurchase”).

2.4 Closing. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and subscription of the Subscribed Shares (the “Closing”)

shall take place at the Hong Kong offices of Latham & Watkins LLP, at 10:00 a.m., local time, on the second Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the “Closing Date”). On the Closing Date, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Subscribed Shares against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS

The Company and the Selling Shareholders represent, warrant and undertake, jointly and severally, to each of the Purchasers in the terms set forth in Schedule 3 and acknowledges that the Purchasers in entering into this Agreement are relying on such representations, warranties and undertakings.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers hereby represents, warrants and undertakes, severally and not jointly, to the Company in the terms set forth in Schedule 4 and acknowledges that the Company in entering into this Agreement is relying on such representations, warranties and undertakings.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

The obligation of the Purchasers to purchase the Subscribed Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date, provided, however, that the determination by, or waiver by, any of the Purchasers shall be construed to mean the determination by, or waiver by, all of the Purchasers.

5.1 Representation and Warranties. The representations and warranties of the Company and Selling Shareholders contained in Article III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date (or, if any such representation or warranty is expressly stated to have been made on a specific date, at and on such specific date).

5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

5.3 Officer’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to the matters set forth in Section 5.1 and 5.2.

5.4 Secretary’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary or the Chief Financial Officer of the Company, certifying (a) that the Company and each Subsidiary is validly existing and (i) in good standing under its jurisdiction of incorporation (in the case of each Subsidiary incorporated outside the PRC), (ii) in compliance with all registration and approval requirements relating to its establishment as a company under PRC law (in the case of each Subsidiary incorporated in the PRC), and (iii) is qualified to do business in each jurisdiction in which the Company and its Subsidiary are required under applicable Requirements of Law to be qualified, except to the extent that such failure to qualify does not individually or in the aggregate have a material adverse effect on the Company or any Subsidiary, (b) that the attached copies of the Charter Documents and resolutions of the Board of Directors and resolutions of the shareholders of the Company approving this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true and complete copies and such copies remain unamended and in full force and effect, (c) that the attached copies of the resolutions of the shareholders of the Company electing the General Atlantic Director (as defined in the Amended Bye-Laws) are true and complete copies and such copies remain unamended and in full force and effect and the General Atlantic Director shall have consented to such election, (d) that the attached copies of the resolutions of the Board of Directors and resolutions of the shareholders of the Company evidencing the decrease in par value of the Ordinary Shares to US$0.00002 was achieved by way of a subdivision of the Ordinary Shares are all true and complete copies and such copies remain unamended and in full force and effect, and (e) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document to which it is a party and any other document delivered in connection herewith on behalf of the Company.

5.5 Adoption of Charter Documents. The Charter Documents shall be in form and substance reasonably satisfactory to the Purchasers and shall have been duly adopted in accordance with the Companies Act 1981 of Bermuda (as amended from time to time) and shall be in full force and effect, and the Purchasers shall have received evidence of such adoption in form and substance reasonably satisfactory to the Purchasers.

5.6 Subscribed Shares. The Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Subscribed Shares set forth opposite such Purchaser’s name on Schedule 2.1 hereto, registered in the name of such Purchaser.

5.7 Shareholders Agreement. The Company and each of the other parties thereto (other than the Purchasers) shall have duly executed and delivered the Shareholders Agreement.

5.8 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement.

5.9 Sellers Agreement. The Company and the Selling Shareholders shall have duly executed and delivered the Sellers Agreement.

5.10 Opinion of Bermuda Counsel. The Purchasers shall have received an opinion of Conyers Dill & Pearman, Bermuda Counsel to the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit D.

5.11 Opinion of PRC Counsel. The Purchasers shall have received an opinion of Haiwen & Partners or another reputable PRC law firm reasonably acceptable to the Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

5.12 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Condition of the Group.

5.13 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents and the issuance of the Subscribed Shares (and Ordinary Shares issuable upon conversion of the Subscribed Shares), including without limitation, permission from the Bermuda Monetary Authority with respect to the issuance of the Subscribed Shares (and Ordinary Shares issuable upon conversion of the Subscribed Shares) shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods, if any, shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Group or on the consummation of any transaction contemplated under this Agreement or any other Transaction Document; provided that, the Purchasers shall cooperate with the Company with respect to the Company obtaining consents and approvals necessary in connection with the issuance of the Subscribed Shares.

5.14 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the Subscribed Shares or (ii) the consummation of the transactions contemplated by this Agreement (provided that the Company’s ability to redeem the Subscribed Shares shall be subject to the requirements of the Companies Act 1981 of Bermuda, as amended from time to time), (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Subscribed Shares were to be purchased hereunder or (c) restrict the operation of the business of the Group as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Group.

5.15 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined (a) have a material adverse effect on the Condition of the Group (other than the Sonicblue litigation, details of which are set out on the Disclosure Schedule) or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

5.16 Employment Agreements. The Company and each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company shall have duly executed and delivered an employment agreement in form and substance satisfactory to the Purchasers.

5.17 Proprietary Invention Assignment Agreements. The Company and each of the employees in the research and development department of the Company and its Subsidiaries and each employee holding the office or title of or serving as Vice President and/or any office, title or position senior to Vice President shall have duly executed and delivered a Proprietary Invention Assignment Agreement, substantially in the form attached hereto as Exhibit G(2).

5.18 Termination of Pledges and Guarantees. The Purchasers shall be reasonably satisfied that (a) all pledges of any shares or other securities by any shareholder in the Company or by the Company or any of its Subsidiaries shall have been irrevocably released and terminated prior to or simultaneous with the Closing in form and substance reasonably satisfactory to the Purchasers, and evidence of such irrevocable release and terminations shall have been provided to the Purchasers within a reasonable period of time prior to the Closing and (b) the Company and each Subsidiary has procured the termination of all guarantees by E2-Capital (Holdings) Limited of any outstanding Indebtedness of the Company or any Subsidiary pursuant to any commercial lending arrangements.

5.19 Board of Directors. The size of the board of directors of each Subsidiary shall be increased, if necessary, to accommodate the appointment of one nominee of the Purchasers at such time as requested by the Purchasers.

5.20 Termination of Declaration of Trusts. The Purchasers shall be satisfied that any declaration of trusts or nominee arrangements with respect to any Equity Securities of A-Max Technology GmbH and A-Max Technology Co., Ltd., have been terminated such that (a) the Company or a 100% Subsidiary is the legal, beneficial and record owner of 100% of the Equity Securities of A-Max Technology GmbH and (b) Techniques International Limited is the legal, beneficial and record owner of 100% of the Equity Securities of A-Max Technology Co., Ltd.

5.21 Delivery and Satisfaction with Audited Financial Statements. The Purchaser shall have received a copy of the final Audited Financial Statements signed by Delloitte Touche Tohmatsu, in form and substance reasonably satisfactory to the Purchasers.

ARTICLE VI

CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

The obligation of the Company to issue and sell the Subscribed Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

6.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date (or, if any such representation or warranty is expressly stated to have been made on a specific date, at and on such specific date).

6.2 Compliance with this Agreement. The Purchasers shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Purchasers on or before the Closing Date.

6.3 Payment of Purchase Price. The Purchasers shall have paid the aggregate purchase price for the Subscribed Shares to be subscribed for by the Purchasers.

6.4 Shareholders Agreement. The Purchasers shall have duly executed and delivered the Shareholders Agreement; provided that, for the avoidance of doubt, the Company shall not issue Subscribed Shares to any Purchaser unless such Purchaser executes and delivers the Shareholders Agreement.

6.5 Registration Rights Agreement. The Purchasers shall have duly executed and delivered the Registration Rights Agreement.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification. Except as otherwise provided in this Article VII, each of the Company and the Selling Shareholders (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”), or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities, including, without limitation, any diminution in value of the Subscribed Shares (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company or any Selling Shareholder in this Agreement or the other Transaction Documents. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be promptly refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

7.3 Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

7.4 Limitation on Indemnification and Contribution. The indemnification and contribution provided for in Section 7.1 and Section 7.3 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be obligated to pay any amounts for indemnification to an Indemnified Party under Section 7.1 or contribution under Section 7.3 until the aggregate amounts for indemnification or contribution under Section 7.1 and Section 7.3 equals US$500,000 (the “Basket Amount”), whereupon the Indemnifying Party shall be obligated to pay in full all such amounts for such indemnification and contribution including the Basket Amount;

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any payment for indemnification under this Article 7 in excess of US$60 million in the aggregate plus reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise; and

(c) Notwithstanding anything to the contrary in this Agreement, no Selling Shareholder shall be obligated to make any payment for indemnification under this Article 7 together with any payment made at common law by such Selling Shareholder in excess of the amount that such Selling Shareholder receives (directly or, in the event that a Selling Shareholder is an individual and indirect holder of Ordinary Shares, then indirectly through such Selling Shareholder’s ownership in a Selling Shareholder that is the direct owner of Ordinary Shares) from the Company as consideration for the sale of Ordinary Shares to the Company pursuant to the Sellers Agreement.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees with the Purchasers as follows:

8.1 Preservation of Existence. The Company and each of its Subsidiaries shall:

(a) preserve and maintain in full force and effect its existence and good standing (as applicable) under the laws of its jurisdiction of formation or organization;

(b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

(c) use its reasonable best efforts to preserve its business organization unless the Board of Directors determines that it is not in the best interest of the Company to preserve its business organization;

(d) conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved;

(e) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company, any Subsidiary or any of their business or property; and

(f) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

8.2 Financial Statements and Other Information.

The Company shall deliver to each Purchaser, in form and substance satisfactory to such Purchaser:

(a) as soon as available, but not later than one hundred and twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

(b) commencing with the fiscal period ending on June 30, 2005 as soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP;

(c) commencing with the month ending on April 30, 2005, as soon as available, but in any event not later than twenty (20) days after the end of each month of each fiscal year the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with the accounting policies of the Company used to prepare its audited annual financial statements and unaudited quarterly financial statements consistently applied; and

(d) such other information as GAP LP reasonably may request, including without limitation, minutes of any meetings of the Board of Directors (and any committees thereof) and any executive committees of the Company, and such other operating statistics and other trading and financial information about the Company in such form as the Purchasers may require.

8.3 Reservation of Ordinary Shares.

(a) The Company shall at all times after the issuance of the Subscribed Shares under this Agreement and the Series B Preferred Shares under the Additional Placement reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issue or delivery upon conversion of the Subscribed Shares, as provided in the Amended Bye-Laws, and the Series B Preferred Shares, if ever, the maximum number of Ordinary Shares that may be issuable or deliverable upon such conversion or exercise. Beginning no later than the Closing Date, such Ordinary Shares shall be duly authorized and, when issued or delivered in accordance with the Amended Bye-Laws, shall be validly issued, fully paid and non-assessable. The Company shall issue such Ordinary Shares, in accordance with the terms of the Amended Bye-Laws, and shall take all actions necessary so that the Ordinary Shares will be issued upon conversion of the Subscribed Shares and the Series B Preferred Shares, if ever, (which shall include the payment or provision of sufficient legally available funds and capitalization of any reserves or accounts in the appropriate share capital, share premium, contributed surplus, reserves, retained profits or other accounts to effect any such conversion), and the Company shall otherwise comply with the terms hereof and thereof.

(b) The Company shall maintain sufficient funds to ensure that all Series A Preferred Shares will be redeemed out of capital paid up thereon or out of funds of the Company otherwise available for dividend or distribution or out of the proceeds of a fresh issue of shares made for the purposes of the redemption and the premium, if any, payable on redemption is provided for out of funds of the Company which would otherwise be available for dividend or distribution or out of the Company’s share premium account before the Series A Preferred Shares are redeemed.

(c) The Company shall maintain sufficient issued share capital such that the issued share capital of the Company would not, as a result of the redemption of the Series A Preferred Shares, be reduced below US$12,000 which is the minimum capital specified for the Company in its memorandum of association.

(d) On each date that any Series A Preferred Shares are redeemed, the Company is and after redeeming the Series A Preferred Shares will be, able to pay its liabilities as they become due.

8.4 Insurance. The Group shall maintain insurance with insurance companies or associations with a rating of “A” or better as established by Best’s Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried in the PRC and Hong Kong with respect to similar businesses according to its locations.

8.5 Books and Records. The Company shall, and shall cause its Subsidiaries to, keep proper books of records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Group in accordance with GAAP consistently applied.

8.6 Inspection. The Company shall permit representatives of the Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

8.7 Proprietary Invention Assignment Agreements. The Company shall, and shall cause its Subsidiaries to, require that:

(a) all existing employees of the Company and/or its Subsidiaries, holding the office or title of or serving below Vice President execute a Proprietary Invention Assignment Agreement, substantially in the form attached hereto as Exhibit G(1), as soon as reasonably practicable in the ordinary course, but in no event later than the first anniversary of the Closing Date; and

(b) any employee whose employment with the Company or any Subsidiary commences at any time after the Closing Date shall, as a condition to commencing such employment, execute a Proprietary Assignment Invention Agreement, substantially in the form of Exhibit G(2) (if such employee is in the research and development department or holds the office or title of or serves as Vice President and/or any office, title or position senior to Vice President) or Exhibit G(1) (if such employee holds the office or title of or serves below Vice President).

8.8 PFIC and CFC Status. The Company shall use its best efforts not to become a PFIC. As soon as reasonably practicable after the close of each tax year, the Company shall determine its PFIC status and shall immediately notify the Purchasers in writing of any change in PFIC or CFC status. In addition, the Company shall provide assistance and make available all information as the Purchasers reasonably request to determine the PFIC or CFC status of the Company and otherwise comply with provisions of the Code covering PFICs and CFCs, including, without limitation, provisions covering elections and retroactive elections under Section 1295 of the Code. The Company hereby acknowledges that its obligation pursuant to the immediately preceding sentence may include providing the Purchasers with a “PFIC Annual Information Statement” within the meaning of Treas. Reg. § 1.1295-1(g).

8.9 Share Repurchase. Immediately after the closing of the Additional Placement, the Company shall complete the Share Repurchase in accordance with the terms and conditions of the Sellers Agreement, and the Company shall not waive or amend or otherwise vary any term or condition in the Sellers Agreement (including any change to the closing date thereunder) without the prior written consent of the Purchasers.

8.10 Sale to Botany Investments Limited. The Company shall use its commercially reasonable best efforts procure that Zhaoqing A-Max China ceases to use the name “A-Max Technology Co. Ltd.” and removes such name from any official documents filed with Governmental Authorities in any jurisdiction in which such name is used.

8.11 Amendment to Articles of A-Max China. As soon as practicable after the date hereof, but in no event later than 5 Business Days after the Closing Date, the Company shall cause A-Max China to adopt resolutions amending the Articles of Association of A-Max China to (a) delete the provision related to the percentage of A-Max China’s products that shall be exported and (b) amend the provision related to the ratio of registered capital to be contributed to the Company, and shall cause A-Max China to make all filings and obtain all approvals necessary in connection therewith.

8.12 Continuation of Covenants. The Company’s obligations under Sections 8.1 through 8.6 (inclusive) shall no longer be effective so long as the Company files reports with the Commission pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and the Company’s obligations under Section 8.8 shall no longer be effective on the third anniversary of the effective date of the Company’s firm commitment initial public offering of the Ordinary Shares on an internationally recognised stock exchange (the “Third Anniversary Date”), provided that the Company’s obligations under Section 8.8 shall again become effective if either (a) the Company’s Ordinary Shares are no longer registered under the Exchange Act or (b) the Company fails to file its reports with the Commission within the time limits required by law or regulation pursuant to Section 13(a) or 15(d) of the Exchange Act.

8.13 Additional Placement. The Company may consummate the Additional Placement, provided that:

(a) the terms and conditions of the Additional Placement, including without limitation, the terms of the Series B Preferred Shares, are reasonably acceptable to the Purchasers; and

(b) as a condition to the Additional Placement, the Additional Purchasers shall agree to waive all their rights, if any, to vote separately as a class with respect to any matters or actions varying the rights attached to the Series B Preferred Shares.

8.14 Share Option Plan. The Company covenants and agrees that no later than the date sixty (60) days following the Closing Date it shall adopt a share option plan, in form and substance reasonably satisfactory to the Purchasers, pursuant to which restricted stock and options to purchase Ordinary Shares in an amount up to an aggregate of 99,043,396 Ordinary Shares (subject to anti-dilution adjustment for share subdivisions, share consolidations and similar events taken with respect to the Ordinary Shares) are reserved and available for grant to officers, directors and employees of the Company (the “Share Option Plan”).

ARTICLE IX

TERMINATION OF AGREEMENT

9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

(b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., Hong Kong time, on August 15, 2005, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority.

(c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach; or

(d) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

9.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of Article 1 and this Section 9.2 and Sections 10.2 through 10.13 (inclusive), which shall survive the termination of this Agreement; provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or Section 9.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or 9.1(b); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, punitive, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Survival of Representations and Warranties. Subject to the exceptions set forth below, all of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is sixty (60) days after the receipt by the Purchasers of audited consolidated financial statements of the Company for the fiscal year ending December 31, 2006 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 1, 2, 3, 10 of Schedule 3, which representations and warranties shall survive until the third anniversary of the Closing Date, and (b) Section 7 of Schedule 3 which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 7 of Schedule 3 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

A-Max Technology Limited

10/F, A-MAX Technology Tower

12-16 Fui Yiu Kok Street

Tsuen Wan, New Territories

Hong Kong

Telecopy: (852) 2798 6699

Attention: Diana Chan

with a copy to:

Latham & Watkins LLP

41st Floor, One Exchange Square

8 Connaught Road

Central, Hong Kong

Telecopy: (852) 2522-7006

Attention: David T. Zhang, Esq.

if to the Purchasers:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Telecopy: (203) 622-8818

Attention: Matthew Nimetz, Esq.

                 David A. Rosenstein, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Telecopy: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

12/F, Hong Kong Club Building

3A Chater Road, Central

Hong Kong

Telecopy: (852) 2536-9622

Attention: Jeanette K. Chan, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights or obligations under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Purchasers. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.4 Amendment and Waiver.

(a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by a facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, the other Transaction Documents or the Subscribed Shares. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.10 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

10.11 Entire Agreement This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.12 Fees; Stamp Duty.

(a) Upon the Closing, the Company shall reimburse the Purchasers for their fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, provided that the aggregate amount of such reimbursement shall not exceed US$100,000.

(b) Any stamp duty, capital duty, fees or expenses payable in connection with the issue, redemption and/or conversion of the Subscribed Shares shall be borne by the Company.

10.13 Publicity; Confidentiality. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a press release or public announcement or otherwise make any public disclosure concerning this Agreement without the prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any party from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such party will use reasonable efforts to notify the other party in advance of such disclosure so as to permit the other party to seek a protective order or otherwise contest such disclosure, and such party will use reasonable efforts to cooperate, at the expense of the other party, with the Company in pursuing any such protective order, (c) to such Purchaser’s or the Company’s officers, directors, shareholders, investors, advisors, employees, members, partners, controlling persons, auditors or counsel as may be reasonably required or (d) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law; and provided further, that GA LLC may disclose on its worldwide web page, www.generalatlantic.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company, the Company’s logo and the aggregate amount of the Purchasers’ investment in the Company. In no event shall the Company or any Selling Shareholders issue a press release or public announcement or otherwise make any public disclosure about the Purchasers without the prior written consent of the Purchasers. Nothing in this Agreement shall restrict the Company from making disclosure concerning this Agreement in its filings in connection with its public securities offerings or proposed initial public offering.

10.14 Further Assurances Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

10.15 Covenant of Selling Shareholders. The Selling Shareholders hereby covenant and agree to (a) cause the Board of Directors to approve the Amended Bye-laws agreed upon by the Company and the Purchasers and (b) vote all of their Ordinary Shares (or cause all of their indirectly held Ordinary Shares to be voted), whether voted in person or by proxy, at any general meeting of shareholders or in any written consent in lieu thereof, in favor of the Amended Bye-laws agreed upon by the Company and the Purchasers and recommended for approval by the Board of Directors.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Share Subscription Agreement on the date first written above.

A-MAX TECHNOLOGY LIMITED

By:	/s/
Name:	Chan Ching Fun, Diana
Title:	Director

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.

By:	GAP (BERMUDA) LIMITED, its General Partner

By:	/s/
Name:	Matthew Nimetz
Title:	Vice President

GAP-W INTERNATIONAL, LLC

By:	/s/
Name:	Matthew Nimetz
Title:	Vice President

GAP COINVESTMENTS III, LLC

By:	/s/
Name:	Matthew Nimetz
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/
Name:	Matthew Nimetz
Title:	A Managing Member

Signature Page to Share Subscription Agreement

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC, its Sole Member

By:	/s/
Name:	Matthew Nimetz
Title:	Managing Director

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

By:	/s/
Name:	Matthew Nimetz
Title:	Managing Director

Signature Page to Share Subscription Agreement

BILLION CREATION LIMITED

By:	/s/
Name:	Victor Chan
Title:	Director

TEAMBEST LIMITED

By:	/s/
Name:	Victor Chan
Title:	Director

VITAL CHAMPION LIMITED

By:	/s/
Name:	Victor Chan
Title:	Director

ALLIED KNIGHT FINANCE LIMITED

By:	/s/
Name:	Sin Just Wong
Title:	Director

BRILLIANT ELITE LIMITED

By:	/s/
Name:	Lawrence Kam Kee
Title:	Director

LUCKTIME MANAGEMENT LIMITED

By:	/s/
Name:	Ka Pun Fung
Title:	Director

Signature Page to Share Subscription Agreement

SEAMLESS CHINA PROFITS LIMITED

By:	/s/
Name:	Cheng Yin Sang, Stephen
Title:	Director

Signature Page to Share Subscription Agreement

/s/
Chan Hok Yiu, Victor

/s/
Dong Yu Xiao

/s/
Chiao Shou Cheng

/s/
Lee Jaw Lung

/s/
Wong Sin Just

/s/
Yu Kam Kee, Lawrence

/s/
Fung Ka Pun

/s/
Cheng Yin Sang, Stephen

Signature Page to Share Subscription Agreement

Exhibit A

Bye-law 79 of the Amended Bye-Laws

[Intentionally omitted]

Exhibit B

Form of Registration Rights Agreement

[Intentionally omitted]

Exhibit C

Form of Shareholders Agreement

[Intentionally omitted]

Exhibit D

Form of Bermuda Legal Opinion

[To attach.]

[Intentionally omitted]

Exhibit E

Disclosure Schedule

[Intentionally omitted]

Exhibit F

Form of Sellers Agreement

[Intentionally omitted]

Exhibit G(1)

Form of Proprietary Invention Assignment Agreement

without Non-compete Provisions

[Intentionally omitted]

Exhibit G(2)

Form of Proprietary Invention Assignment Agreement

with Non-compete Provisions

[Intentionally omitted]

Schedule 1

Particulars of the Company and Subsidiaries

PART I - COMPANY

1.	Registered office	:	Clarendon House, 2 Church Street Hamilton HM 11, Bermuda

2.	Date of incorporation	:	March 17, 2004

	Incorporation Number	:	35016

	Place of Incorporation	:	Bermuda

3.	Directors	:	Victor Chan; Yu Xiao Dong; Nam Kang Cheung; Sin Just Wong; Diana Chan

4.	Secretary	:	None Appointed

5.	Share Capital	:	US$28,000

	Authorized	:	US$28,000, divided into 22,000 ordinary shares of par value US$1.00 each and 6,000 redeemable convertible cumulative participating preference shares of US$1.00 each

	Issued and paid up	:	14,998 ordinary shares, US$14,998

6.	Shareholders as of Date Hereof	:

Registered Shareholder	Beneficial Shareholder	No. of Shares	Type of Shares
Billion Creation Limited	Victor Hok Yiu Chan; Yu Xiao Dong; Shou Cheng Chiao; Jaw Lung Lee	10,500	Ordinary

Teambest Limited	Victor Hok Yiu Chan; Yu Xiao Dong; Shou Cheng Chiao; Jaw Lung Lee	750	Ordinary

Vital Champion Limited	Victor Hok Yiu Chan; Yu Xiao Dong; Shou Cheng Chiao; Jaw Lung Lee	750	Ordinary
Allied Knight Finance Limited	Sin Just Wong	892	Ordinary

Brilliant Elite Limited	Lawrence Kam Kee Yu	892	Ordinary

Lucktime Management Limited	Ka Pun Fung	892	Ordinary

Seamless China Profits Limited	Stephen Yin Sang Cheng	322	Ordinary

7.	Auditors	:	Deloitte Touche Tohmatsu

8.	Financial Year End	:	December 31

9.	Capitalization of the Company Post-Completion	:

Registered Shareholder	Beneficial Shareholder	No. of Shares	Type of Shares
Billion Creation Limited	Victor Hok Yiu Chan; Yu Xiao Dong; Shou Cheng Chiao; Jaw Lung Lee	525,000,000	Ordinary

Teambest Limited	Victor Hok Yiu Chan; Yu Xiao Dong; Shou Cheng Chiao; Jaw Lung Lee	37,500,000	Ordinary

Vital Champion Limited	Victor Hok Yiu Chan; Yu Xiao Dong; Shou Cheng Chiao; Jaw Lung Lee	337,500,000	Ordinary

Allied Knight Finance Limited	Sin Just Wong	44,600,000	Ordinary

Brilliant Elite Limited	Lawrence Kam Kee Yu	44,600,000	Ordinary

Lucktime Management Limited	Ka Pun Fung	44,600,000	Ordinary

Seamless China Profits Limited	Stephen Yin Sang Cheng	16,100,000	Ordinary

GAP LP		99,967,752	Series A Preferred Shares

GAP-W		29,798,080	Series A Preferred Shares

GAP Coinvestment III		7,721,435	Series A Preferred Shares
GAP Coinvestment IV		2,013,588	Series A Preferred Shares

GapStar		1,768,632	Series A Preferred Shares

GmbH Coinvestment		221,079	Series A Preferred Shares

PART II – Techniques International Limited

1.	Registered office	:	Romasco Place, Wickhams Cay 1, P.O. Box 3140, Road Town Tortola, British Virgin Islands

2.	Date of incorporation	:	May 5, 1998

	Incorporation Number	:	278629

	Place of Incorporation	:	British Virgin Islands

3.	Directors	:	Victor Hok Yiu Chan

4.	Secretary	:	Codan Managements (BVI) Ltd.

5.	Share Capital	:	US$100,000,000

	Authorized	:	US$100,000,000 divided into 100,000,000 ordinary shares of par value US$1.00 each

	Issued and paid up	:	5,741,332 ordinary shares, US$5,741,332

6.	Shareholders as of Date Hereof	:

Registered Shareholder	Beneficial Shareholder	No. of Shares	Type of Shares
A-Max Technology Limited	A-Max Technology Limited	5,741,332	Ordinary

7.	Auditors	:	Deloitte Touche Tohmatsu

8.	Financial Year End	:	December 31

PART III – A-Max Technology Co. Ltd.

1.	Registered office	:	10/F., A-Max Technology Tower,
12-16 Fui Yiu Kok Street, Tsuen Wan,
New Territories, Hong Kong

2.	Date of incorporation	:	August 20, 1996 (formerly known as Grace Harbour Limited)

	Incorporation Number	:	562438

	Place of Incorporation	:	Hong Kong

3.	Directors	:	Victor Hok Yiu Chan; Nam Kang Cheung

4.	Secretary	:	Beas Limited

5.	Share Capital	:	HK$50,000,000

	Authorized	:	HK$50,000,000 divided into 50,000,000 ordinary shares of par value HK$1.00 each

	Issued and paid up	:	44,449,386 ordinary shares; HK$44,449,386

6.	Shareholders as of Date Hereof	:

Registered Shareholder	Beneficial Shareholder	No. of Shares	Type of Shares
Techniques International Limited	Techniques International Limited	44,449,385	Ordinary

Victor Chan	Techniques International Limited	1	Ordinary

7.	Auditors	:	Deloitte Touche Tohmatsu

8.	Financial Year End	:	December 31

PART IV – A-Max Technology GmbH

1.	Registered office	:	Helmholtzstr. 2-9, Havs 3, 3.OG, 10587, Berlin

2.	Date of incorporation	:	September 3, 1998

	Incorporation Number	:	205/1998

	Place of Incorporation	:	Germany

3.	Directors	:	Maria Janiszewska

4.	Secretary	:	N/A

5.	Share Capital	:	DM50,000

	Authorized	:	DM50,000

	Issued and paid up	:	DM50,000

6.	Shareholders as of Date Hereof	:

Registered Shareholder	Beneficial Shareholder	No. of Shares	Type of Shares
Victor Chan	A-Max Technology Co. Limited	DM50,000	share capital

7.	Auditors	:	Deloitte Touche Tohmatsu

8.	Financial Year End	:	December 31

PART V – Shenzhen Zhongyuyuan-Ditigal Science and Technology Company Limited

( )

1.	Legal address	:	Floor 1, Shenzhen Aerospace Micromotor Co., Ltd. Building, Road 2, Hi-Technology Industrial Park (North), Nanshan District, Shenzhen, P.R.C.

2.	Date of incorporation	:	March 27, 2003

	Incorporation Number	:	Qi Du Yue Shen Zong No. 310592

( )

	Place of Incorporation	:	Shenzhen, China

3.	Directors	:	Victor Chan

4.	Secretary	:	N/A

5.	Registered Capital	:	US$10,000,000

	Total Investment	:	US$20,000,000

	Contributed	:	US$7,173,347.53

6.	Shareholders as of Date Hereof	:

Registered Shareholder	Beneficial Shareholder	Registered Capital
A-Max Technology Co., Ltd.	A-Max Technology Co., Ltd.	US$ 10,000,000

7.	Auditors	:	Shenzhen Zhonghuan Certified Public Accountants

8.	Financial Year End	:	December 31

Schedule 2.1

Subscribed Shares and Subscription Price

Purchaser	Subscribed Shares	Purchase Price
GAP LP	99,967,752	US$	42,391,979.12

GAP-W	29,798,080	US$	12,636,070.73

GAP Coinvestment III	7,721,435	US$	3,274,325.02

GAP Coinvestment IV	2,013,588	US$	853,875.16

GapStar	1,768,632	US$	749,999.97

GmbH Coinvestment	221,079	US$	93,750.00

Total:	141,490,566	US$	60,000,000.00

Schedule 3

Collective Warranties

Definitions

In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Agreement, and the following terms have the meanings specified:

“Accounts Date” has the meaning set forth in Section 6(a) of this Schedule 3.

“A-Max China” means Shenzhen Zhongyuyuan-Digital Science and Technology Company Limited, a limited liability company organized and existing under the laws of the PRC.

“A-Max Hong Kong” means A-Max Technology Co. Ltd., a corporation organized and existing under the laws of Hong Kong.

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including without limitation all rights in respect of Contractual Obligations, all Intellectual Property and Equipment.

“Company Product” means any product made, used, manufactured, developed, sold, offered for sale, imported, exported, by or for any Group member(s), whether for itself or as a manufacturer or provider for any third party.

“Audited Financial Statements” has the meaning set forth in Section 6(a) of this Schedule 3.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefore, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Copyrights” means any copyright registrations and applications for registration thereof in the United States, the PRC or any other jurisdiction, and any non-registered copyrights.

“Disclosed” means any disclosure included in this Agreement, including disclosure contained in this Schedule 3 and in the Disclosure Schedule.

“Disclosure Schedule” means the disclosure schedule to be provided by the Company to the Purchasers in the form satisfactory to the Purchasers and attached hereto as Exhibit F.

“Environmental Laws” means laws, principles of common laws, civil laws, regulations, and codes of the United States, the PRC, any political subdivision thereof or any other jurisdiction, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, its Equity Securities ) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interest (whether or not such derivative securities are issued by such Person).

“Equipment” means all the plant and machinery, tools and equipment, vehicles and office furniture, computer equipment and accessories and other tangible Assets.

“Financial Statements” has the meaning set forth in Section 6(a) of this Schedule 3.

“Group Charter Documents” means, collectively, the Charter Documents and the articles of association and by-laws (or other applicable charter documents) of each Subsidiary.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

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“Intellectual Property” has the meaning set forth in Section 12(a) of this Schedule 3.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Knowledge of the Company” means the knowledge of Mr. Victor Chan, Mr. Yu Xiao Dong, Mr. N.K. Chang and Ms. Diana Chan after reasonable due inquiry.

“Land Use Rights” means in relation to the land on which the facilities of the Company or any Subsidiary is located, the land use rights granted in relation thereto under the relevant land use right certificates and real estate certificates.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Litigation” has the meaning set forth in Section 9(a) of this Schedule 3.

“Management Accounts Date” has the meaning set forth in Section 6(a) of this Schedule 3.

“Patents” means any patents and patent applications issued by or made in the PRC, the United States or any other jurisdiction, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permitted Liens” means statutory and common law Liens of landlords, carriers, warehousemen, mechanics, suppliers or repairmen, but for the avoidance of doubt excluding any Liens purported to be created by any Contractual Obligation.

“PFIC” has the meaning set forth in Section 7 of this Schedule 3.

“Plan” means any employee benefit plan, arrangement, policy, program, agreement or commitment, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, as to which the Company or any Subsidiary has or in the future could have any direct or indirect, actual or contingent liability.

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“Related Party” means (i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any individual employed by the Company or any Subsidiary holding the office or title of or serving as Assistant Vice President and/or any office, title or position senior to Assistant Vice President (“Senior Officer”), (iv) any Relative of a shareholder, director or Senior Officer of the Company or any Subsidiary, (v) any Person in which any shareholder or director of the Company or any Senior Officer has any security or economic interest, other than a passive shareholding of less than 1% in a publicly listed company, and (vi) any other Affiliate of the Company or any Subsidiary or of a shareholder or director of the Company or any Subsidiary.

“Relative” of a natural person means any spouse, parent, child, grandparent, grandchild, sibling, uncle, aunt, nephew or niece of such person.

“Software” means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company’s or any Subsidiary’s pricing models, formulae and algorithms.

“Tax” means all forms of taxation, estate, duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in the PRC or any other jurisdiction and any interest, additional taxation, penalty, surcharge or fine in connection therewith.

“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto, in each case, the value of which is contingent upon the maintenance of confidentiality thereof.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Unaudited Financial Statements” has the meaning set forth in Section 6(a) of this Schedule 3.

“Use” means to use, reproduce, prepare derivative works based upon, distribute, perform, display, make, have made, sell, offer to sell, export, import, license, sublicense and otherwise exploit.

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The Warranties

1. CORPORATE MATTERS

(a) Organization, Good Standing and Qualification. The Company and each Subsidiary has been duly incorporated and organized, and is validly existing (i) in good standing (in the case of the Company and each Subsidiary incorporated outside of the PRC ), (ii) in compliance with all registration and approval requirements (in the case of each Subsidiary incorporated in the PRC) and (iii) qualified to do business in each jurisdiction in which the Company or any of its Subsidiaries is required by any Requirements of Law to be qualified, except to the extent that such failure to qualify does not individually or in the aggregate have a material adverse effect on the Company or any Subsidiary. The Company and each Subsidiary has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted and proposed to be conducted. A-Max Hong Kong has obtained all necessary approvals from all Governmental Authorities under PRC Requirements of Law with regard to its investment in those Subsidiaries incorporated in the PRC in which A-Max Hong Kong holds equity interest, including without limitation, A-Max China. No jurisdiction, other than those referred to in clause (c) above has claimed, in writing or otherwise, that the Company or any of its Subsidiary is required to qualify as a foreign corporation or other entity therein and the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or derive any income therefrom.

(b) Charter Documents. The copies of the existing charter documents of the Company and Group Charter Documents (having attached thereto copies of all such resolutions as are by Requirements of Law required to be attached thereto and all amendments made to date) of the Company and each Subsidiary that have been delivered to the Purchasers are true and complete. All legal and procedural requirements and other formalities concerning such Group Charter Documents and the arrangements set forth therein have been duly and properly complied with in all material respects.

(c) Capitalization and Other Particulars of Subsidiaries. The particulars of the Company and each Subsidiary’s share capital and ownership thereof set forth in Schedule 1 are a true, complete and correct description of the share capital and ownership thereof of the Company or such Subsidiary respectively on the date hereof and on the Closing Date. The Equity Securities of each Subsidiary held, directly or indirectly, by the Company represent 100 per cent of the Equity Securities of such Subsidiary. The Equity Securities of each Subsidiary are free and clear from all Liens. Except as Disclosed, the Company does not, directly or indirectly, own any Equity Securities of any Person other than the Subsidiaries. Neither the Company nor any Subsidiary (i) owns any interest in Asia Tech Co., Ltd., (ii) is party to any agreement (written or oral) to acquire any interest in Asia Tech Co., Ltd. and (iii) has any actual or de facto control over Asia Tech Co., Ltd.

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(d) Capitalization.

(i) On the Closing Date, assuming that the transactions contemplated by this Agreement have been consummated in accordance with the terms hereof, the authorized share capital of the Company shall consist of (i) 1,400,000,000 Ordinary Shares, of which 749,900,000 shares are issued and outstanding and (ii) 141,490,566 Series A Preferred Shares, all of which are issued and outstanding. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the Series A Preferred Shares shall be convertible into Ordinary Shares on the basis of one Series A Preferred Share into one Ordinary Share. Part I of Schedule 1 sets forth, as of the Closing Date assuming the transactions contemplated by this Agreement and the Share Repurchase have been consummated in accordance with the terms hereof and thereof, a true and complete list of (x) the shareholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each shareholder, the amount of all outstanding capital stock and Equity Securities owned by such shareholder and (y) the holders of Equity Securities and, opposite the name of each such holder, the amount of all Equity Securities owned by such holder. The aggregate number of options to purchase Ordinary Shares which may be issued under the Share Option Plan will be 99,043,396, of which none have been granted. Beginning on the Closing Date, the Company will keep reserved an aggregate of 141,490,566 Ordinary Shares for issuance upon conversion of the Subscribed Shares. Except as set forth on Part I and Part II of Schedule 1, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s or any Subsidiary’s capital stock, (ii) any Equity Securities of the Company or any Subsidiary or (iii) any other securities of the Company or any Subsidiary and there are no commitments, contracts, agreements, arrangements or understandings by the Company or any Subsidiary to issue any shares of the Company’s or any Subsidiary’s capital stock or any Equity Securities or other securities of the Company or any Subsidiary. The Subscribed Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable securities laws and will be free and clear of all Liens (other than those imposed by the Shareholders Agreement). The Ordinary Shares issuable upon conversion of the Subscribed Shares have been duly reserved for issuance upon conversion of the Subscribed Shares and, when issued in compliance with the provisions of the Charter Documents, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens (other than those imposed by the Shareholders Agreement). All of the issued and outstanding Ordinary Shares and Subscribed Shares are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable securities laws.

(e) Other Rights With Respect to Shares. Except as set forth in the Shareholders Agreement, no voting or similar agreements exist related to the Equity Securities of the Company or any Subsidiary which are presently outstanding or that may hereafter be issued. On the Closing Date, the Ordinary Shares will be held by the existing shareholders of the Company free and clear of all Liens, and for the avoidance of doubt, the pledges over the Ordinary Shares granted by any shareholders of the Company in favor of E2-Capital (Holdings) Limited will be irrevocably released and terminated.

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(f) Corporate Records. The resolutions and all other documents of the Company and any Subsidiary required to be filed with any Governmental Authority have been filed or submitted for filing, and all resolutions required by applicable Requirements of Law or the respective charters of the Company or any Subsidiary have been passed.

2. AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a) Authorization. The Company has the power and authority to execute, deliver and perform the Transaction Documents to which it is a party. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of all of its obligations under the Transaction Documents, the filing and, where required, approval of the Group Charter Documents have been taken or will be taken prior to the Closing. All actions on the part of the Company necessary for the authorization, issuance and delivery of the Subscribed Shares (and the issuance of Ordinary Shares upon conversion of the Subscribed Shares) and the filing and, where required, approval of the Certificates of Designations have been taken or will be taken prior to Closing.

(b) Enforceability. Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the Purchasers, this Agreement is, and each other Transaction Document to which the Company is a party will when executed be, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except where such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief or equitable remedies.

(c) Consents and Approvals. Except as Disclosed, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other authority is required in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

(d) No Breach. The execution and delivery by the Company of each Transaction Document to which it is a party and the performance by it of its obligations under such Transaction Documents do not:

(i) breach or constitute a default under any existing charter documents of the Company or any Group Charter Document;

(ii) result in a breach of, or constitute a default under, any Contractual Obligation to which the Company or any Subsidiary is a party or by which such Person or its property or Assets is bound or result in the acceleration of any obligation under any Contractual Obligation; or

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(iii) result in a violation or breach of or default under any Requirements of Law or of any order, writ, injunction, judgment or decree of any Governmental Authority by which the Company or any Subsidiary is bound.

(e) No Brokerage Fees. Except as Disclosed, no Person is entitled to receive from the Company or any Subsidiary any finder’s fee, brokerage or commission in connection with this Agreement and each other Transaction Document or anything contained herein and therein.

3. LEGAL COMPLIANCE

(a) Compliance with Laws.

(i) The Company and each Subsidiary has at all times carried on its business in compliance with all applicable Requirements of Law. None of the Company, any Subsidiary or any of their respective directors, officers or senior management staff, has committed any criminal offence, or any tort or any breach of any Requirements of Law, in either case relating to the carrying on of the business of Company or any Subsidiary. To the Knowledge of the Company, none of the officers, directors or other employees is or has at any time committed any criminal offence, or been in violation of any applicable Requirements of Law, in either case which may have a material adverse effect on the ability of the Company or any Subsidiary to conduct its business as currently conducted or as contemplated to be conducted.

(ii) To the Knowledge of the Company, there are no Contractual Obligations or concerted practices to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which are void, illegal, unenforceable or which contravene any applicable Requirements of Law.

(b) Permits. The Company and each Subsidiary has all material permits, approvals, authorizations, franchises and licenses necessary for the conduct of its business as currently conducted and as contemplated to be conducted. None of the Company or any Subsidiary is in breach of or default under any such material permit, approval, authorization, franchise or license. All such material permits approvals, authorizations, franchises and licenses will remain in full force at effect not withstanding the Closing.

(c) Governmental Authority. There is no Governmental Authority or other Person that has:

(i) requested any information in connection with or instituted or, to the Knowledge of the Company, threatened any action or investigation to restrain, prohibit or otherwise challenge the subscription of the Subscribed Shares by the Purchasers or the consummation of the transactions contemplated in connection with the Transaction Documents; or

(ii) to the Knowledge of the Company, proposed or enacted any Requirements of Law which would prohibit, materially restrict or materially delay implementation of the subscription of the Subscribed Shares or the operations of the Company or any Subsidiary after the Closing.

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(d) No Bribery. No act or transaction has been effected by or on behalf of the Company, any Subsidiary, or, to the Knowledge of the Company, any of their respective directors, officers or senior management staff, involving the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or its official capacity in order to obtain business, retain business or direct business to the Company or such Subsidiary or any other Person. Neither the Company nor any of its Subsidiaries has made or authorized any offer, payment, promise to pay, contribution or gift of money, property or services, which would be in contravention of any applicable Requirements of Law.

4. ASSETS

(a) Title to Assets. Except as Disclosed, the Assets included in the Financial Statements or acquired by the Company or any Subsidiary since the Accounts Date and all other Assets used or employed by the Company or any Subsidiary are the absolute property of the Company or the relevant Subsidiary free from any Lien and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such Assets are in the possession or under the control of the Company or the relevant Subsidiary.

(b) Status of Assets. The Company and each Subsidiary owns or has the right to use all Assets required for the conduct of its business as currently conducted and contemplated to be conducted.

(c) The Company. The Company has and has had no Assets other than its ownership of the shares of Techniques International Limited, has and has had no Indebtedness or other liabilities and has conducted no business other than those incidental to the routine maintenance of the registered capital of Techniques International Limited and registered office and registered agent fees of the Company.

(d) Leases. The Company has made available to the Purchasers true and complete copies of the leases relating to all material Assets or real property leased by the Company and any Subsidiary. Neither the Company nor any Subsidiary has received notice that it is in material default of any material lease, and there exists no material event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by the Company or any Subsidiary under any such material lease. The Assets and real property of the Company and each Subsidiary have been properly maintained and are in working condition, ordinary course wear and tear excepted. Except as Disclosed, neither the Company nor any Subsidiary is a party to any lease, or has any rights to real property or any Land Use Rights.

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5. CONTRACTS AND TRANSACTIONS

(a) Contracts. The Disclosure Schedule set forth all Contractual Obligations to which the Company or any Subsidiary is a party to, or bound by, that (i) was entered into outside of its ordinary course of business, (ii) involves total payments or revenues in excess of US$1,000,000, (iii) is a joint venture, shareholders’ or partnership arrangement or agreement or similar arrangement or agreement or any agreement which purports to regulate, control or otherwise affect the voting or disposition of its shares, (iv) provide for the extension of credit, loans, guarantees or Liens, or (v) is determined after reasonable due inquiry to be otherwise material to the Company or any Subsidiary (collectively, “Material Contracts”). True and complete copies of all Material Contracts have been made available to the Purchasers. With respect to each Material Contract, neither the Company, any Subsidiary nor any other party thereto is in default (or with the giving of notice or passage of time, would be in default) in any respect in the performance, observance or fulfillment of any of its obligations or covenants contained in any such Material Contract, and none of the parties to any such Material Contract has indicated any intention to terminate, rescind, avoid or repudiate such Material Contract prior to the expiration of its term. Each Material Contract to which the Company or any Subsidiary is a party has been duly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and by each other party thereto and constitutes the valid and binding obligation of the Company or such Subsidiary, as the case may be, and each party thereto, enforceable against such party in accordance with its terms, except where such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or equitable remedies.

(b) Performance. With respect to each Material Contract to which the Company or any Subsidiary is party or by which it is bound: (i) the Company or such Subsidiary, as the case may be, is under no obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort; and (ii) the Company or such Subsidiary has the technical and other capabilities and the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business and without realizing a loss on completion of performance.

(c) Change in Control. There are no Contractual Obligations concerning the Company or any Subsidiary which can be terminated as a result of a change in control of the Company or any Subsidiary or in the composition of the Board of Directors of the Company or the board of directors (or similar body) of a Subsidiary.

(d) Related Party Transactions. There are no Contractual Obligations, understandings, transactions or proposed transactions between the Company or any Subsidiary on the one hand, and any Related Party on the other hand. No Related Party of the Company or any Subsidiary is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. None of the Related Parties has any direct or indirect ownership in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any Person that competes with the Company or any Subsidiary, other than passive shareholdings of less than 1% in publicly listed companies. No Related Party is, directly or indirectly, interested in any Contractual Obligation with the Company or any Subsidiary.

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(e) Authority to Enter into Contracts. Neither the Company nor any Subsidiary has given any powers of attorney or other authority express, implied or ostensible which is still outstanding or effective to any Person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into routine contracts in the normal course of their duties.

(f) Trade Relations. There exists no actual or, threatened termination, cancellation or limitation of, the business relationship of the Company or any of its Subsidiaries, or the business of the Company or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company’s or any of its Subsidiaries’ business are individually or in the aggregate material to the business of the Company or any of its Subsidiaries businesses as its currently conducted.

6. FINANCIAL MATTERS

(a) Financial Statements. The Company has delivered to the Purchasers a draft of the audited consolidated financial statements of the Company (balance sheet and statements of operations, cash flow and stockholders’ equity, together with the notes thereto) for the fiscal year ended December 31, 2004 (the “Accounts Date”) which contains the unqualified but unsigned report of Deloitte Touche Tohmatsu (the “Audited Financial Statements”) and the unaudited consolidated financial statements of the Company (balance sheet and statements of operations) for the fiscal quarter ended March 31, 2005 (the “Management Accounts Date”) (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements are complete in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes and are subject to normal year-end adjustments. The Financial Statements fairly present in all material respects the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated therein in accordance with GAAP, except that the Unaudited Financial Statements do not contain footnotes and are subject to normal year-end adjustments.

(b) Provision and Reserve for Liabilities. The Financial Statements disclose and make full provision or reserve for all Indebtedness, all unquantified or disputed liabilities, capital or burdensome commitments including but not limited to bad debts and inventory provisions and deferred or provisional Taxes.

(c) Tax Provision and Reserve. Full provision or reserve has been made in the Financial Statements for all Taxes, including deferred or provisional taxation in respect of the accounting period ended on or before the Accounts Date and the Management Accounts Date, as the case may be, for which the Company or any Subsidiary was then or might at any time thereafter become or have become liable including (without limitation) Taxes.

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(d) Accounts Receivables. All of the accounts receivables reflected in the Financial Statements represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the accounts receivables reflected in the Financial Statements are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date. Subject to such reserves, each of the accounts receivables either has been or will be collected in full within ninety days after the day on which it first becomes due and payable subject to the Company and each Subsidiary using reasonable endeavors to collect the same. For the avoidance of doubt the use of reasonable endeavors is not in this paragraph to be construed as requiring the issue of legal proceedings.

(e) Special Financial Arrangements. Neither the Company nor any Subsidiary has entered into any financing or “off balance sheet” arrangement of a type which would not be required to be shown or reflected in the Financial Statements.

(f) Financial Obligations. Except as disclosed in the Financial Statements, (i) there is no Indebtedness, made, given, entered into or incurred by or on behalf of the Company or any Subsidiary; and (ii) there are no Liens on the Assets of the Company or any Subsidiary or any part thereof, with the exception of Permitted Liens.

(g) No Acceleration of Borrowings. No Indebtedness of the Company or any Subsidiary has become or is now due and payable, or capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of Indebtedness before its normal or originally stated maturity has been received by the Company or any Subsidiary. No event or circumstance has occurred, or may occur with the giving of notice or lapse of time, determination of materiality or satisfaction of any other condition, such as to entitle any Person to require the payment or repayment of any Indebtedness of the Company or any Subsidiary before its normal or originally stated maturity or which is or shall be such as to terminate, cancel or render incapable of exercise any entitlement to draw money or otherwise exercise the rights of the Company or any Subsidiary under an agreement relating to any Indebtedness.

(h) Increase in Amounts Secured. None of the amounts secured by Liens disclosed in the Financial Statements has been increased beyond the amounts shown in the Financial Statements and none of the amounts secured by any Lien created after the Accounts Date and the Management Accounts Date, as the case may be, has been increased.

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7. TAXES

(a) The Company and each Subsidiary has paid all material Taxes which have come due and are required to be paid by it, and all material deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company or a Subsidiary in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and each Subsidiary has timely filed or caused to be filed all returns for Taxes that it is required to file (including all applicable extensions), and all such Tax returns are accurate and complete; (c) with respect to all Tax returns of the Company and each Subsidiary, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or a Subsidiary and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and each Subsidiary with respect to the Financial Statements have been made in all material respects in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and each Subsidiary attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements; (e) there are no material Liens for Taxes on the Assets of the Company or any Subsidiary; and (f) the Company does not reasonably expect, after due inquiry, that it or any Subsidiary will be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the year ended December 31, 2005 (without regard to whether there is a public offering of the Company’s shares in 2005).

8. OPERATIONS

(a) Activities Since Accounts Date. Except as Disclosed, since the Accounts Date, there has not been:

(i) any interruption or alteration in the nature, scope or manner of the business of the Company or any Subsidiary which has been carried on lawfully and in the ordinary and usual course of business so as to maintain it as a going concern;

(ii) any material change in any customer relationship, the Condition of the Group, Assets or Indebtedness of the Company or any Subsidiary as compared with the position disclosed by the Financial Statements;

(iii) any failure by the Company or any Subsidiary to pay its creditors in the ordinary course of business;

(iv) any failure by the Company or any Subsidiary to repay any loan capital in whole or in part (other than indebtedness to its bankers);

(v) except in the ordinary course of business or intergroup transfers between wholly-owned Subsidiaries of the Company, any acquisition, sale, transfer or disposal of any Assets of whatsoever nature;

(vi) any capital expenditure or any capital commitment of any amount in excess of US$500,000;

(vii) payment of any sum or benefit to any executive, director or senior management staff of the Company or any Subsidiary by way of remuneration, bonus, incentive or otherwise in excess of the amounts paid or distributed to them by the Company or such Subsidiary at the Accounts Date so as to increase their total remuneration;

(viii) any new service agreement having been made or entered into by the Company or any Subsidiary in an amount in excess of US$1,000,000 per annum and neither the Company nor any Subsidiary is under any Contractual Obligation to change the terms of services of any executive officer or senior management staff, or has not changed the terms of services of any executive officer or senior management staff prior to the Closing;

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(ix) any resolution that was passed by the Company or any Subsidiary which would be likely to materially reduce the net asset value of the Company or such Subsidiary;

(x) any occurrence of any transaction or event the consequence of which (whether alone or together with any one or more transactions or events) has increased or may increase the Tax liability of the Company or any Subsidiary other than tax, duties, customs or similar levies arising from transactions entered into in the ordinary course of business;

(xi) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the Assets used by the Company or any Subsidiary or the Condition of the Group or business of the Company or any Subsidiary as currently conducted and proposed to be conducted;

(xii) any waiver by the Company or any Subsidiary of a valuable right or of all or part of a material debt owed to it;

(xiii) any material change or amendment to any Material Contract by which the Company or any Subsidiary is bound;

(xiv) any resignation, threatened resignation or termination of employment of any key officers or senior management staff of the Company or any Subsidiary;

(xv) any declaration or payment of any dividend or other distribution by the Company or any Subsidiary; and

(xvi) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section 8(a).

(b) Insurance. The Disclosure Schedule lists all of the insurance policies held by or on behalf of the Company or any Subsidiary, with the effective date and coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect and cover all risks associated with the Company’s and each Subsidiary’s business that are customarily insured against in the industry in Hong Kong or the PRC in such amounts as are customary in the industry in Hong Kong or the PRC. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

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9. CLAIMS AND PROCEEDINGS

(a) No Litigation. Neither the Company, any Subsidiary nor any officer or director of the Company or any Subsidiary (in his or her capacity as an officer or director) is engaged in, has pending or has been notified that it is the subject of any action, suit, preceding, complaint, investigation, inquiry, claim, litigation, arbitration or administrative or criminal proceedings (collectively, “Litigation”), whether as plaintiff, defendant or otherwise. To the Knowledge of the Company, neither any shareholder nor any agent of the Company or any Subsidiary is engaged in, has pending or has been notified that it is the subject of any Litigation, whether as plaintiff, defendant or otherwise, which has had or may have a material adverse effect on the Company or any Subsidiary. There are no facts or circumstances likely to give rise to any Litigation against the Company, any Subsidiary or any officer or director of the Company or any Subsidiary (in his or her capacity as an officer or director) which may reasonably be expected to have a material adverse effect, or any Litigation against, any shareholder or agent of the Company or any Subsidiary which may have an adverse affect on the Company or any Subsidiary.

(b) No Threatened Proceedings. To the Knowledge of the Company, there is no threatened Litigation against the Company, any Subsidiary or any officer or director of the Company or any Subsidiary (in his or her capacity as an officer or director), or any Litigation that may reasonably be expected to have an adverse effect on the Company or any Subsidiary is threatened against any shareholder or agent of the Company or any Subsidiary.

(c) No Insolvency. No order has been made and no resolution has been passed for the winding up or liquidation as dissolution of the Company or any Subsidiary. No distress, execution or other process has been levied on any of the Assets of the Company or any Subsidiary. Neither the Company nor any Subsidiary is insolvent or unable to pay its debts as they fall due.

(d) Environmental Matters. The Company and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws. There is no, and has not all times been in any, Litigation or other civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary pursuant to Environmental Laws; and, to the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws.

10. OFFERING

(a) Investment Company. The Company is not an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(b) Private Offering. No form of general solicitation or general advertising was used by the Company or any of their representatives in connection with the offer or sale of the Subscribed Shares. No registration of the Subscribed Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Subscribed Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Subscribed Shares or any other securities of the Company so as to require the registration of the Subscribed Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Subscribed Shares or other securities are so registered.

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11. EMPLOYMENT AND LABOR RELATIONS

(a) Employee Benefit Plans. Each Subsidiary has made all social security contributions in respect of or on behalf of all its employees in accordance with Requirements of Law. Other than such social security contributions, neither the Company nor any Subsidiary maintains, or contributes to, or has any liability under, any Plan.

(b) Labor Relations. (i) Neither the Company nor any Subsidiary is engaged in any unfair labor practice; (ii) to the Knowledge of the Company there is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened against the Company or any Subsidiary, and (B) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any Subsidiary. To the Knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary has discussed or taken any steps to terminate the employment of any officer, key employee or group of key employees. To the Knowledge of the Company, the Company’s and each of the Subsidiary’s officers and key employees spends all, or substantially all, of his business time on the Company’s or the Subsidiary’s business.

12. INTELLECTUAL PROPERTY

(a) The Company or a wholly-owned Subsidiary is the owner of all, or has the license or right to Use all the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, “Intellectual Property”) that are used in connection with its business of the Group as presently conducted or contemplated in its business plan, including Use with respect to any products of any Group member free and clear of all Liens.

(b) The Disclosure Schedule sets forth all of the Intellectual Property owned by, and filings, registrations and applications for any Intellectual Property filed by, the Company or any Subsidiary. None of the Intellectual Property listed on the Disclosure Schedule is subject to any outstanding judgment, injunction, writ, award, decree or order of any nature (each, an “Order”), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

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(c) The Disclosure Schedule sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or a Subsidiary is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or a Subsidiary. The Company and each Subsidiary has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Knowledge of the Company, is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed on the Disclosure Schedule are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(d) Other than as set forth on the Disclosure Schedule none of the Intellectual Property, products or services used, developed, provided, imported, made, sold, licensed or otherwise exploited by the Company or any Subsidiary or made for, or sold or licensed to the Company or any Subsidiary by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

(e) Except as set forth on the Disclosure Schedule, no Litigation is pending against the Company or any Subsidiary or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any Subsidiary to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any Subsidiary.

(f) Except as set forth on the Disclosure Schedule, to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Subsidiary.

(g) No former employer of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a claim against the Company or any Subsidiary that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

(h) Except as set forth on the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or any Subsidiary.

(i) To the Knowledge of the Company, no employee of the Company or any Subsidiary is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or such Subsidiary or any prior employer.

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(j) Neither the Company nor any Subsidiary Uses any processes or is engaged in any activities which involve the misuse of any Trade Secrets belonging to any Person. To the Knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or a Subsidiary, except as required pursuant to the filing of a patent application by the Company or a Subsidiary and except where such disclosure was properly made in the normal course of its business subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Trade Secrets and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company or such Subsidiary. Neither the Company nor any Subsidiary is in breach of any Contractual Obligations under which confidential information belonging to any Person is made available to the Company or a Subsidiary and is not aware of the existence of any circumstances under which its right to use confidential information may be terminated.

(k) No employee, shareholder or director of the Company or any Subsidiary owns or has any other rights in (a) any Intellectual Property used by the Company or any Subsidiary or necessary to conduct the business of the Group as currently conducted or contemplated to be conducted or (b) any Company Products.

(l) It is not necessary for the Company’s or any Subsidiary’s business to Use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any Subsidiary (or persons the Company or a Subsidiary presently intends to hire). To the Knowledge of the Company, at no time during the conception or reduction to practice of any of the Company’s or a Subsidiary’s Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligations with any Person that could adversely affect the Company’s or any Subsidiary’s rights to its Intellectual Property.

(m) Except as set forth on the Disclosure Schedule, the server hardware and supporting equipment (including communications equipment, terminals and hook-ups that interface with third party computer systems) used in the Company’s and each Subsidiary’s services network provide redundancy and meet industry standards relating to high availability.

(n) There are no statements, citations or decisions by any Governmental Authority specifically stating that any Company Product is defective or unsafe or fails to meet any standards promulgated by such Governmental Authority. There have been no recalls ordered by any Governmental Authority with respect to any Company Product nor is the Company aware of any reasonable basis for the ordering of such recall. There is no (a) latent or overt design, manufacturing or other defect in any Company Product or (b) liability for warranty claims or returns with respect to any Company Product not fully reflected on the Financial Statements. Set forth on the Disclosure Schedule are all warranties applicable to the Company Products. Except for Company Products returned in the ordinary course which do not in the aggregate have a material adverse effect on the Company or any Subsidiary, there are no claims outstanding against the Group to return Company Products by reason of alleged overshipments, early or late shipments, defective delivery, defective merchandise or otherwise, and there is no basis upon which any Claim could validly be made. The Disclosure Schedule summarizes all material product warranty and product liability claims other than Company Products returned in the ordinary course for reasons other than due to defects that have been asserted against the Group within the preceding five (5) years, indicating for each claim whether it has been resolved or remains outstanding and, if resolved, the manner and cost of resolution.

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13. NO MISREPRESENTATION

No representation, warranty or statement by the Company in this Agreement or any other Transaction Document, or in any Exhibit, Schedule, or certificate furnished to the Purchasers pursuant to this Agreement or any other Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

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Schedule 4

Purchaser Warranties

1. Such Purchaser is a limited partnership or limited liability company duly organized (as applicable) and validly existing in good standing (as applicable) under the laws of the jurisdiction of its formation.

2. The execution, delivery and performance of this Agreement by such Purchaser and the other Transaction Documents to which it is a party will not:

(a) violate any provision of the organizational documents of such Purchaser;

(b) require the Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority or any other third party pursuant to any agreement to which such Purchaser is a party or by which such Purchaser is bound;

(c) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any Contractual Obligation to which such Purchaser is a party or by which the Purchaser is bound;

(d) violate any court order, judgment, injunction, award, decree or writ against, or binding upon, such Purchaser or upon its securities, properties or business; or

(e) violate any law or regulation of the country where the Purchaser is incorporated or any other jurisdiction in which the Purchaser maintains a business presence.

3. Such Purchaser has the full power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby or thereby. The execution and delivery by such Purchaser of this Agreement and the other Transaction Documents to which it is a party and the performance by such Purchaser of the transactions contemplated hereby or thereby have been duly authorized by all necessary limited partnership or limited liability company, as the case may be, action of such Purchaser. Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the other parties hereto and thereto, this Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4. The Subscribed Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling the Subscribed Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Subscribed Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser’s property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Subscribed Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Subscribed Shares, shares of Ordinary Shares issuable upon conversion of its Subscribed Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED JUNE     , 2005 AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

5. Such Purchaser understands that the Subscribed Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on the exemption is predicated in part on such Purchaser’s representations set forth herein.

6. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by the Purchaser.

7. Such Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

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Schedule 5

Selling Shareholders

(Record Owners and Beneficial Owners)

1.	Billion Creation Limited

2.	Teambest Limited

3.	Vital Champion Limited

4.	Allied Knight Finance Limited

5.	Brilliant Elite Limited

6.	Lucktime Management Limited

7.	Seamless China Profits Limited

8.	Chan Hok Yiu, Victor

9.	Dong Yu Xiao

10.	Chiao Shou Cheng

11.	Lee Jaw Lung

12.	Wong Sin Just

13.	Yu Kam Kee, Lawrence

14.	Fung Ka Pun

15.	Cheng Yin Sang, Stephen